Free Writing Prospectus
Dated March 20, 2018
Filed Pursuant to Rule 433
Registration No. 333-223764

March 2018 NASDAQ - GS: SFNC Subordinated Debt Offering

2 Disclosure This presentation has been prepared by Simmons First National Corporation (“Simmons” or the “Company”) solely for informational purposes based on its own information, as well as information from public sources . This presentation has been prepared to assist interested parties in making their own evaluation of the Company and does not purport to contain all of the information that may be relevant or material to an interested party’s investment decision . In all cases, interested parties should conduct their own investigation and analysis of the Company, the information set forth in this presentation, included or incorporated by reference into the prospectus supplement, and other information provided by or on behalf of the Company . This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities of the Company by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation . Neither the Securities and Exchange Commission (SEC) nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . Securities of the Company are not deposits or insured by the FDIC or any other agency . Except as otherwise indicated, this presentation speaks as of the date hereof . The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof . Certain of the information contained herein may be derived from information provided by industry sources . The Company believes that such information is accurate and that the sources from which it has been obtained are reliable . The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information . The Company has filed a shelf registration statement (including a prospectus) (File No . 333 - 223764 ) and a preliminary prospectus supplement with the SEC, for the offering to which this communication relates . Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents the Company has filed with the SEC, that are incorporated by reference into the preliminary prospectus supplement, for more complete information about the Company and this offering . You may get these documents for free by visiting EDGAR on the SEC website at www . sec . gov or by visiting the Company’s website at www . simmonsbank . com . Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting Sandler O’Neill + Partners, L . P . , 1251 Avenue of the Americas, 6 th Floor, New York, New York 10020 , or by phone at 1 - 866 - 805 - 4128 .

3 Forward - Looking Statements and Non - GAAP Financial Measures Certain statements contained in this presentation may not be based on historical facts and are "forward - looking statements" within the m eaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward - looking st atements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," "estimate," "expect," "foresee," "believe ," "may," "might," "will," "would," "could" or "intend," future or conditional verb tenses, and variations or negatives of such terms. These forward - looking statements include , without limitation, those relating to the Company's future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, ne t i nterest margin, non - interest revenue, market conditions related to the Company's common stock repurchase program, allowance for loan losses, the effect of certain new acc oun ting standards on the Company's financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, in terest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, legal and regulatory li mitations and compliance and competition. These forward - looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including , without limitation: changes in the Company's operating or expansion strategy or the Company's ability to successfully execute such strategy, the effects of future economi c c onditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates and their effects on the leve l a nd composition of deposits, loan demand and the values of loan collateral, securities and interest - sensitive assets and liabilities; the costs of evaluating possible acquisitio ns and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit u nio ns, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market areas and e lse where, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, te lep hone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible loan losses, fair value for covered loans, covered other re al estate owned and FDIC indemnification asset; and those factors set forth under Item 1A. Risk Factors of the Company's Annual Report on Form 10 - K for the year ended December 31, 2017, and other cautionary statements set forth elsewhere in the Company's filings with the U.S. Securities and Exchange Commission. Many of these facto rs are beyond the Company's ability to predict or control. In addition, as a result of these and other factors, the Company's past financial performance should not be relie d u pon as an indication of future performance. The Company believes the expectations reflected in its forward - looking statements are reasonable, based on information available to the Company on the date hereof. However, given the described uncertainties and risks, the Company cannot guarantee our future performance or results of operations and yo u should not place undue reliance on these forward - looking statements. The Company undertakes no obligation to update or revise any forward - looking statements, wheth er as a result of new information, future events or otherwise, and all written or oral forward - looking statements attributable to the Company are expressly qualifi ed in their entirety by this section. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect a ctu al results. Non - GAAP Financial Measures This document contains financial information determined by methods other than in accordance with generally accepted accountin g p rinciples (GAAP). The Company's management uses these non - GAAP financial measures in their analysis of the company's performance. These measures typically adjus t GAAP performance measures to include the tax benefit associated with revenue items that are tax - exempt, as well as adjust income available to common sharehol ders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companie s, management believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the ope rating results of the company's core businesses. These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies. Non - GAAP financial measures in this presentation include, without limitation: Core ROA , Core ROTCE , Core EPS, Core Diluted EPS, Core NIM , Efficiency ratio, Core Non - Interest Income to Revenue, Pre - Tax Income (Core), Tangible Common Equity to Tangible Assets ratio, Core ROAA and Core ROATCE . A reconciliation of these non - GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the Appendix to this presentation.

Term Sheet (1) A rating is not a recommendation to buy, sell or hold securities . Ratings may be subject to revision or withdrawal at any time by the assigning rating organization . Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating . Proposed Offering 4 ISSUER PRINCIPAL AMOUNT SECURITY COUPON STRUCTURE REDEMPTION TERM COVENANTS USE OF PROCEEDS ▪ Simmons First National Corporation (NASDAQ - GS: SFNC) ▪ $300,000,000 ▪ Subordinated Notes ▪ 5 - year fixed rate; 5 - year floating rate ▪ Consistent with regulatory requirements for Tier 2 Capital ▪ 5 - year non - call period; callable at par thereafter ▪ 10 years / 2028 ▪ Pay off approximately $222 million in senior debt and TruPS ▪ Remainder to be used for general corporate needs SECURITY RATING (1) ▪ KBRA: BBB ▪ Sandler O’Neill + Partners, L.P. ▪ Keefe, Bruyette & Woods, Inc. ▪ Stephens Inc. LEAD BOOKRUNNING MANAGER JOINT BOOKRUNNERS

Market Cap $2.8B P / E (2018E) (2) 12.9 x P / B 126.0% P / TBV 231.4% Assets $15.1B Loans $10.8B Deposits $11.1B NPAs / Assets 0.57% CET1 9.80% Tier 1 Leverage 9.21% Total Risk - Based Capital 11.35% ROA 0.92% Core ROA 1.18% ROTCE 11.26% Core ROTCE 14.28% (1) As of December 31, 2017 except market capitalization and closing price of $30.00 used to calculate forward P / E ratio, which is as of March 13, 2018. (2) Based upon the Company’s five analyst consensus EPS for 2018 of $2.33. EPS estimates adjusted for stock split. Note: Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core results are non - G AAP measurements. See Appendix for non - GAAP reconciliations. 5 Company Profile (1) BRANCHES BY STATE Tennessee Oklahoma Texas Arkansas Colorado Missouri Kansas 82 44 3 7 27 17 20 Total 200 TICKER: SFNC (NASDAQ - GS) Founded Footprint 1903 7 States OVERVIEW

(1) For fiscal year 2017. (2) Data obtained from FICO score update as of October 24, 2017. (3) Includes Southwest Bank trust assets. 6 Non - Banking Business Units (1) ▪ $185 million nationwide credit card portfolio ▪ Loan yield (including fees) over 13.6% ▪ History of excellent credit quality (1.61% net charge - off ratio in 2017) ▪ 775 – Average credit score of Simmons card holder. TRUST (3) ▪ $5.2 billion in trust assets ($3.1 billion AUM) ▪ Profit margin: ~35% ▪ Growing investment management business INVESTMENTS ▪ Retail Group: $1.4 billion AUM – $200 million in fee - based / advisory assets INSURANCE (EMPLOYEE BENEFITS & LIFE) ▪ Revenue: $3.0 million ▪ Profit margin: ~24% ▪ Mortgage Originations: $563.6 million ▪ 73.5% Purchase vs. 26.5% Refinance CREDIT SCORE RANGE % TOTAL CREDIT CARD HOLDERS (2) 850 - 800 799 - 740 739 - 670 669 - 580 579 - 300 0.4% 4.4% 18.7% 34.3% 42.2%

$0.14 $0.16 $0.18 $0.20 $0.22 $0.24 $0.27 $0.29 $0.31 $0.34 $0.37 $0.38 $0.38 $0.38 $0.38 $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.60 $- $0.15 $0.30 $0.45 $0.60 $0.75 Note: Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on February 8, 2018. (1) Based on December 31, 2017 closing stock price of $28.55 (2) FY2017 EPS of $1.33. (3) FY2017 Core EPS of $1.70, excludes non - core income and expense items and is a non - GAAP measurement. See Appendix for non - GAAP re conciliations . (4) Projected 2018 dividends are based on the $0.15 quarterly cash dividend declared in January 2018. All future dividends are s ubj ect to approval by the Company’s board of directors. 7 109 Years of Consistent Dividend History (4) PROJECTED Current Yield but as of 12/31 2017 Dividend Yield⁽¹⁾ 1.8% 2017 Dividend Payout Ratio GAAP Earnings⁽²⁾ 37.6% Core Earnings⁽³⁾ 29.4%

(1) Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on Febru ary 8, 2018. Note: Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core results are non - G AAP measurements. See Appendix for non - GAAP reconciliations. 8 Financial Highlights – Q4 2017 NON - RECURRING ITEMS SELECTED HIGHLIGHTS (1) ▪ Merger - related & branch right - sizing costs: $14.2 million pre - tax ▪ Simmons First Foundation donation: $5.0 million pre - tax ▪ One - time tax adjustment: $11.5 million ▪ Loan balances increased $4.5 billion from Q3 2017 ▪ Deposits increased $3.8 billion from Q3 2017 ▪ Total assets were $15.1 billion ▪ ROAA of 0.54% and Core ROAA of 1.20% ▪ ROAE of 3.88% and Core ROATCE of 15.97% ▪ NIM of 4.21% and Core NIM of 3.70% ▪ Diluted EPS of $0.22 and Core Diluted EPS of $0.48 ▪ Equity to asset ratio of 13.9% and tangible equity to tangible asset ratio of 8.1% ▪ Book value per share was $22.65 and tangible book value per share was $12.34 2 - FOR - 1 STOCK SPLIT ▪ Board approved a two - for - one stock split in the form of a 100% stock dividend ▪ Record date of January 30, 2018 and payable date of February 8, 2018 ▪ All per share information has been restated for the stock split

(1) Deal ratios as of closed date. Source: S&P Global Market Intelligence. (2) Metropolitan was acquired from Section 363 Bankruptcy. (3) Estimated system conversion dates. 9 Acquisitions Since 2013 $ in millions System Total Trust Purchase Price / Estimated Bank Announced Closed Conversion Assets AUM Price⁽¹⁾ Earnings⁽¹⁾ Book Value⁽¹⁾ TBV⁽¹⁾ Cost Savings Metropolitan National Bank⁽²⁾ Sep-13 Nov-13 Mar-14 920$ 370$ 54$ 12.5 x 88% 89% 40% Delta Trust & Bank Mar-14 Aug-14 Oct-14 420 815 67 14.9 x 153% 157% 35% First State Bank May-14 Feb-15 Sep-15 1,915 - 272 12.2 x 167% 170% 20% Liberty Bank May-14 Feb-15 Apr-15 1,065 - 213 12.1 x 191% 198% 25% Trust Company of the Ozarks Apr-15 Oct-15 Jan-16 15 1,000 24 NA NA NA 15% Citizens National Bank May-16 Sep-16 Oct-16 585 200 82 18.0 x 130% 130% 25% Hardeman County Investments Nov-16 May-17 Sep-17 462 - 71 17.4 x 138% 179% 30% Southwest Bancorp, Inc (OKSB)⁽³⁾ Dec-16 Oct-17 May-18 2,468 - 532 24.7 x 180% 190% 35% First Texas BHC, Inc.⁽³⁾ Jan-17 Oct-17 Feb-18 2,019 430 461 23.2 x 192% 228% 32% 2013 – 2014 Consolidated eight charters to one National to State Charter Conversion (Fed Member Bank) 2015 2016 2017

10 Management Bios George Makris Chairman & Chief Executive Officer, Simmons First National Corporation 5 years with Company Marty Casteel Chairman & Chief Executive Officer, Simmons Bank 30 years with Company George Makris, Jr . was elected to the Simmons Bank Board of Directors in 1997 and named Chairman and Chief Executive Officer of Simmons First National Corporation in 2014 . While serving as CEO of Simmons First National Corporation, Mr . Makris has overseen the acquisition of more than 10 financial institutions . Previously, Mr . Makris worked with M . K . Distributors, Inc . starting in 1980 and served as President from 1985 to 2012 . Mr . Makris was on the Board of Directors of Pine Bluff, Arkansas’s National Bank of Commerce from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996 . Makris earned a Bachelor of Arts degree in Business Administration from Rhodes College in 1978 and earned an MBA from the University of Arkansas in 1980 . Marty Casteel serves as Senior Executive Vice President of Simmons First National Corporation and Chairman, President and Chief Executive Officer of Simmons Bank . He previously worked as Executive Vice President of Simmons Bank . Casteel brings 40 years of banking expertise in areas such as retail banking, commercial and consumer lending, secondary mortgage lending, and bank administration and operations . Casteel earned a Bachelor of Science in Business Administration and Marketing at the University of Arkansas . He went on to attend various leadership schools, including the ABA Commercial Lending School in 2003 . Bob Fehlman Senior EVP, Chief Financial Officer & Treasurer 30 years with Company Bob Fehlman serves as Senior Executive Vice President, Chief Financial Officer and Treasurer of Simmons First National Corporation . He has more than 30 years of experience with Simmons serving in finance and accounting, as CFO, Treasurer and Controller, and in audit, serving as Audit Manager and IT Auditor . Previously, Mr . Fehlman gained two years of experience with a large regional CPA firm . He received Arkansas Business’ CFO Lifetime Achievement Award and was an Arkansas Business “ 40 Under 40 ” honoree . He also serves as a Simmons First Foundation board member . Mr . Fehlman received a Bachelor of Science in accounting at Henderson State University and earned Certified Risk Professional and Certified Public Accountant accreditations .

11 Management Bios Brad Yaney SVP, Loan Portfolio Analytics 16 years with Company Steve Wade EVP, Chief Credit Officer 17 years with Company Steve Wade serves as Executive Vice President & Chief Credit Officer of Simmons Bank . Mr . Wade has been responsible for the ongoing development of the Bank’s Credit Administration group including modification of its credit policy and credit approval processes to meet the needs of a larger institution engaged in a broader range of lending activities in larger, more economically diverse markets . Additionally, Mr . Wade directs Simmons Bank’s team of Division and Senior Credit Officers, serves as Chairman of the Bank’s Directors Credit and Senior Credit Committees, and as member of its three Division Loan Committees . Prior to Simmons, Mr . Wade served as an executive for a Little Rock - based financial institution and has served in various lending and credit roles in banks in the Little Rock and Memphis markets since 1982 . Mr . Wade is a graduate of Rhodes College in Memphis, Tennessee and holds a J . D . and M . B . A . from the University of Arkansas at Fayetteville . He holds an active license to practice law in Arkansas and is a member of the Arkansas Bar Association . Brad Yaney serves as Senior Vice President managing the Loan Portfolio Analysis Department and related credit risk functions (loan review function, ALLL, concentration management) . Mr . Yaney is responsible for enterprise level credit risk assessment and business unit risk self - assessment as well as overseeing support roles for assisting front line with management of their respective risk assessments . Additionally, Mr . Yaney oversees the methodology, calculation, and reporting of all loan pools relative to the Allowance for Loan & Lease Losses, coordinates the preparation and analysis of loan portfolio stress - testing and report to management on a quarterly basis, and leads bank loan due diligence process along with monitoring and tracking of acquired assets from previous acquisitions . Member of Model Governance Committee, assisting in review of the Model Risk Management Program . Member of Board of Bank OREO Subsidiary Board .

71.2% 67.2% 59.0% 56.3% 55.3% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2013 2014 2015 2016 2017 23.69% 26.66% 25.36% 33.30% 28.11% 23.77% 23.79% 26.49% 33.16% 27.52% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 2013 2014 2015 2016 2017 GAAP Core $4.4 $4.6 $7.6 $8.4 $15.1   $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 2013 2014 2015 2016 2017 (1) Efficiency ratio is non - interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non - interest revenues, excluding gains and losses from securities transactions and non - core items. See Appendix for non - GAAP reconciliations . (2) Our long - term operating objective is to achieve an efficiency ratio of 55.0%. Note : Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core results are non - G AAP measurements. See Appendix for non - GAAP reconciliations. 12 Performance Trends TOTAL ASSETS ($ IN BILLIONS) EFFICIENCY RATIO (1)(2) NON - INTEREST INCOME / REVENUE TOTAL LOANS & DEPOSITS ($ IN BILLIONS) $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 2013 2014 2015 2016 2017 Loans 10.8$ Deposits 11.1$

$23.2 $35.7 $74.1 $96.8 $92.9 $27.6 $38.7 $89.6 $101.4 $119.0 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2013 2014 2015 2016 2017 GAAP Core 0.64% 0.80% 1.03% 1.25% 0.92% 0.77% 0.86% 1.25% 1.31% 1.18% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2013 2014 2015 2016 2017 GAAP Core (1) Our long - term operating objective is to achieve a Core ROA of 1.50%. (2) Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on February 8, 2018. Note: Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core results are non - G AAP measurements. See Appendix for non - GAAP reconciliations. 13 Performance Trends ROA (1) DILUTED EPS (2) NET INCOME ($ IN MILLIONS) ROTCE 6.36% 10.99% 12.53% 13.92% 11.26% 7.54% 11.89% 15.05% 14.56% 14.28% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 2013 2014 2015 2016 2017 GAAP Core $0.71 $1.05 $1.31 $1.56 $1.33 $0.84 $1.14 $1.59 $1.64 $1.70 $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2013 2014 2015 2016 2017 GAAP Core

9.2% 8.8% 11.2% 11.0% 9.2%     4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 2013 2014 2015 2016 2017 13.0% 13.4% 16.0% 14.5% 9.8% 3.0% 6.0% 9.0% 12.0% 15.0% 18.0% 2013 2014 2015 2016 2017 14.1% 14.5% 16.7% 15.1% 11.4% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 18.0% 2013 2014 2015 2016 2017 7.2% 8.1% 9.3% 9.4% 8.1% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 2013 2014 2015 2016 2017 (1) This a non - GAAP measurement. See Appendix for non - GAAP reconciliations. 14 Capital Ratios TIER 1 LEVERAGE RATIO TOTAL RISK - BASED CAPITAL RATIO TIER 1 RISK - BASED CAPITAL RATIO TANGIBLE COMMON EQUITY / TANGIBLE ASSETS (1) Well Cap. 5.0% Well Cap. 8.0% Well Cap. 10.0%

$ in millions (1) As of December 31, 2017 15 Deposits TOTAL DEPOSITS (1) $11.1 billion Non - interest Bearing 24.0% Interest Bearing & Savings 58.6% Time Deposits 17.4% $3,698 $3,861 $6,086 $6,735 $11,093 0.29% 0.24% 0.26% 0.24% 0.36% 0.00% 0.20% 0.40% 0.60% 0.80% $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2013 2014 2015 2016 2017 Deposits ($M) Cost of Deposits

$ in millions (1) Branch counts as of December 31, 2017. Source: S&P Global Market Intelligence 2017 Deposit Market Share 16 United States Arkansas Market Deposit Market Deposit RankInstitution (ST) Branches Deposits Market Share RankInstitution (ST) Branches Deposits Market Share 1 Bank of America Corp. (NC) 4,500 1,270,151$ 11.97% 1 Arvest Bank Group Inc. (AR) 111 8,453$ 13.19% 2 JPMorgan Chase & Co. (NY) 5,176 1,270,118 11.97% 2 Bank of the Ozarks (AR) 82 6,016 9.39% 3 Wells Fargo & Co. (CA) 5,960 1,251,852 11.80% 3 Bank of America Corp. (NC) 19 4,315 6.73% 4 Citigroup Inc. (NY) 714 504,431 4.75% 4 Simmons First National Corp. (AR) 82 4,232 6.60% 5 U.S. Bancorp (MN) 3,137 329,468 3.11% 5 Home BancShares Inc. (AR)⁽¹⁾ 80 4,193 6.54% 6 PNC Financial Services Group (PA) 2,531 257,676 2.43% 6 Regions Financial Corp. (AL) 85 3,923 6.12% 7 Toronto-Dominion Bank 1,258 242,644 2.29% 7 First Security Bancorp (AR) 79 3,923 6.12% 8 Capital One Financial Corp. (VA) 616 220,751 2.08% 8 BancorpSouth Bank (MS) 43 1,652 2.58% 9 BB&T Corp. (NC) 2,049 163,093 1.54% 9 First Bank Corp (AR) 26 1,354 2.11% 10 SunTrust Banks Inc. (GA) 1,274 162,672 1.53% 10 Bear State Financial Inc. (AR) 30 1,291 2.01% 77 Simmons First National Corp. (AR)⁽¹⁾ 200 11,100 0.10% Total For Institutions in Market 88,648 10,609,255$ 100.00% Total For Institutions in Market 1,341 64,098$ 100.00% Tennessee Texas Market Deposit Market Deposit RankInstitution (ST) Branches Deposits Market Share RankInstitution (ST) Branches Deposits Market Share 1 First Horizon National Corp. (TN) 201 22,935$ 15.54% 1 JPMorgan Chase & Co. (NY) 591 178,924$ 24.30% 2 Regions Financial Corp. (AL) 221 18,659 12.64% 2 Bank of America Corp. (NC) 371 117,617 15.97% 3 SunTrust Banks Inc. (GA) 122 13,651 9.25% 3 Wells Fargo & Co. (CA) 653 72,074 9.79% 4 Bank of America Corp. (NC) 58 11,459 7.77% 4 BBVA 341 36,212 4.92% 5 Pinnacle Financial Partners (TN) 47 9,659 6.55% 5 Cullen/Frost Bankers Inc. (TX) 145 25,666 3.49% 6 FB Financial Corp. (TN) 62 3,567 2.42% 6 Texas Capital Bancshares Inc. (TX) 13 17,506 2.38% 7 U.S. Bancorp (MN) 103 3,221 2.18% 7 Prosperity Bancshares Inc. (TX) 247 15,330 2.08% 8 Franklin Financial Network Inc (TN) 12 2,760 1.87% 8 Zions Bancorp. (UT) 76 10,864 1.48% 9 BB&T Corp. (NC) 46 2,713 1.84% 9 Capital One Financial Corp. (VA) 93 10,606 1.44% 10 Wilson Bank Holding Co. (TN) 27 2,022 1.37% 10 Comerica Inc. (TX) 122 9,511 1.29% 11 Simmons First National Corp. (AR)⁽¹⁾ 44 1,999 1.35% 39 Simmons First National Corp. (AR)⁽¹⁾ 20 1,991 0.27% Total For Institutions in Market 2,100 147,560$ 100.00% Total For Institutions in Market 6,450 736,328$ 100.00%

$ in millions (1) Branch counts as of December 31, 2017. Source: S&P Global Market Intelligence 2017 Deposit Market Share 17 Oklahoma Missouri Market Deposit Market Deposit RankInstitution (ST) Branches Deposits Market Share RankInstitution (ST) Branches Deposits Market Share 1 BOK Financial Corp. (OK) 52 12,027$ 13.99% 1 U.S. Bancorp (MN) 231 17,736$ 10.73% 2 BancFirst Corp. (OK) 115 6,630 7.71% 2 Bank of America Corp. (NC) 75 15,795 9.56% 3 Midland Financial Co. (OK) 53 5,032 5.85% 3 Toronto-Dominion Bank 1 15,593 9.44% 4 Arvest Bank Group Inc. (AR) 93 4,904 5.70% 4 Commerce Bancshares Inc. (MO) 110 15,226 9.21% 5 Bank of America Corp. (NC) 27 4,280 4.98% 5 UMB Financial Corp. (MO) 49 12,291 7.44% 6 JPMorgan Chase & Co. (NY) 29 4,251 4.94% 6 Central Bancompany Inc. (MO) 123 8,458 5.12% 7 Durant Bancorp Inc. (OK) 32 2,406 2.80% 7 TIAA Board of Overseers (NY) 1 3,825 2.31% 8 RCB Holding Co. (OK) 40 2,124 2.47% 8 Enterprise Financial Services (MO) 25 3,172 1.92% 9 Prosperity Bancshares Inc. (TX) 19 1,772 2.06% 9 Great Southern Bancorp Inc. (MO) 68 2,473 1.50% 10 Simmons First National Corp. (AR)⁽¹⁾ 17 1,625 1.89% 10 Regions Financial Corp. (AL) 57 2,452 1.48% 25 Simmons First National Corp. (AR)⁽¹⁾ 27 995 0.60% Total For Institutions in Market 1,347 85,992$ 100.0% Total For Institutions in Market 2,291 165,237$ 100.00% Kansas Colorado Market Deposit Market Deposit RankInstitution (ST) Branches Deposits Market Share RankInstitution (ST) Branches Deposits Market Share 1 Bank of America Corp. (NC) 30 5,668$ 7.74% 1 Wells Fargo & Co. (CA) 159 31,779$ 24.06% 2 Capitol Federal Financial Inc (KS) 43 5,345 7.30% 2 FirstBank Holding Co. (CO) 100 14,784 11.20% 3 Commerce Bancshares Inc. (MO) 45 3,825 5.23% 3 U.S. Bancorp (MN) 155 14,620 11.07% 4 INTRUST Financial Corp. (KS) 38 3,504 4.79% 4 JPMorgan Chase & Co. (NY) 115 12,878 9.75% 5 U.S. Bancorp (MN) 37 2,690 3.67% 5 BNP Paribas 75 4,539 3.44% 6 Valley View Bancshares Inc. (KS) 27 1,789 2.44% 6 KeyCorp (OH) 59 4,196 3.18% 7 UMB Financial Corp. (MO) 20 1,603 2.19% 7 Guaranty Bancorp (CO) 32 2,914 2.21% 8 Emprise Financial Corp. (KS) 38 1,457 1.99% 8 Alpine Banks of Colorado (CO) 41 2,892 2.19% 9 Fidelity Financial Corp. (KS) 14 1,447 1.98% 9 Lauritzen Corp. (NE) 27 2,694 2.04% 10 CrossFirst Bankshares Inc. (KS) 2 1,239 1.69% 10 Zions Bancorp. (UT) 37 2,646 2.00% 71 Simmons First National Corp. (AR)⁽¹⁾ 7 212 0.29% 106 Simmons First National Corp. (AR)⁽¹⁾ 3 47 0.04% Total For Institutions in Market 1,446 73,195$ 100.00% Total For Institutions in Market 1,472 132,055$ 100.00%

Treasury / Agency 4.7% Fixed MBS (Agency) 20.8% Floating MBS (Agency) 9.1% CMO 32.8% Municipal 23.4% Corporate 0.0% Other 9.2% (1) As of December 31, 2017 Investment Portfolio (1) 18 Book Market Par ($M) Price Yield Price Yield Duration Treasury / Agency 84.25$ 99.82$ 1.64% 98.36$ 2.14% 2.57 Fixed MBS (Agency) 373.45 103.63 2.39% 101.83 2.71% 4.20 Floating MBS (Agency) 162.73 103.98 2.35% 103.51 2.47% 1.02 CMO 586.73 102.65 2.20% 100.57 2.73% 3.44 Municipal 419.05 103.92 3.72% 104.86 2.54% 3.19 Corporate 0.10 100.00 2.60% 98.99 3.21% 1.67 Other 165.10 103.61 2.07% 102.31 2.31% 2.79 Total 1,791.40$ 103.23$ 2.57% 102.16$ 2.59% 3.22

(45.0%) (35.0%) (25.0%) (15.0%) (5.0%) 5.0% 15.0% 25.0% 35.0% 45.0% -400 -300 -200 -100 Level +100 +200 +300 +400 % EVE Change Policy Rnage $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 $60.00 Level Rates +200 bps -200 bps (25.0%) (15.0%) (5.0%) 5.0% 15.0% 25.0% -400 -300 -200 -100 Level +100 +200 +300 +400 % NII Change Policy Range (1) The tables reflect the estimated impact of changes in interest rates based on the Company’s interest rate sensitivity model. Ac tual realized changes depend on a number of factors and, as a result, actual results could differ from the estimates in these tables. Interest Rate Risk (1) 19 % CHANGE IN NII – YEAR 1 % CHANGE IN EVE 24 MONTH NET INTEREST INCOME SIMULATION Policy Range

(1) As of December 31, 2017. (2) Includes credit card, indirect, and equipment finance (nationwide). 20 Loan Portfolio (1) TOTAL LOAN PORTFOLIO $10.8 billion Agriculture 1.4% Credit Card 1.7% Consumer 3.1% Construction 12.0% Commercial 16.8% Single Family Residential 17.9% Commercial Real Estate 45.3% Other 1.7% PORTFOLIO MIX Total % of $ in billions Loans Total Southeast Division 4.9 $ 45.9% North Texas Division 2.9 26.6% Southwest Division 2.4 22.1% Oth er (2) 0.6 5 .4% % of Re - Pricing Total Variable, Adj. or Fixed < 1 Yr. Maturity 53% Fixed Rate 47% % of CRE - Loans Total Owner Occupied 27% Non - Owner Occupied 73%

Texas 25.2% Arkansas 25.1% Tennessee 17.5% Missouri 13.3% Oklahoma 8.0% Other States 11.0% CRE Concentrations & Geographic Composition (1) As of December 31, 2017. (2) Includes Bank SNB and Southwest Bank. Commercial Real Estate (1) 21 $ in millions Funded Unfunded Total Category Amount Amount Committed Construction and Land Development 1,302$ 1,362$ 2,664$ Office and Retail (non-owner occupied) 1,079 60 1,138 Healthcare (including assisted living) 516 36 552 Hotel 587 7 595 Multi-family 480 22 502 CRE Concentration Bank⁽²⁾ Consolidated % of Capital Reported Reported Pro Forma C&D 91% 93% 82% CRE 321% 328% 288% CRE Concentration Bank⁽²⁾ Consolidated % of Capital (Including Loan Discount) Reported Reported Pro Forma C&D 86% 93% 77% CRE 302% 329% 273% CRE BY LOCATION

22 Loan Growth Linked Quarter Growth On a linked - quarter basis (December 31, 2017 compared to September 30, 2017), total loans increased $4.5 billion, or 71.0%. The increase was due to: ▪ $4.2 billion increase in loans acquired on October 19 th ▪ $193 million net increase in loans at Southwest Bank since holding company merger ▪ $54 million net increase in loans at Bank SNB since holding company merger ▪ $118 million net increase in loans at Simmons Bank ▪ $26 million decrease in liquidating portfolio (indirect lending and consumer finance) ▪ $65 million decrease from seasonal agricultural loan payoffs Quarter-over-Quarter Growth Linked Quarter GrowthQ4 Q4 Change Change Q3 Q4 Change Change $ in millions 2016 2017 $ % 2017 2017 $ % Legacy Loans, including acquired migrated 4,327$ 5,706$ 1,379$ 31.87% 5,211$ 5,706$ 495$ 9.50% Acquired Loans, net of discounts 1,306 5,074 3,768 288.51% 1,092 5,074 3,982 364.65% Total Loans, net of discounts 5,633$ 10,780$ 5,147$ 91.37% 6,303$ 10,780$ 4,477$ 71.03%

(1) Excludes acquired loans. (2) Source: S&P Global Market Intelligence, all US Banks as of December 31, 2017. (3) Excluding credit card net charge - offs. 23 Credit Quality: Legacy Loan Portfolio (1) "Great Recession" 2017 Non-Performing Loans 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q1 Q2 Q3 Q4 SFNC 0.81% 1.35% 1.98% 1.74% 1.42% 1.07% 0.74% 0.68% 1.16% 1.38% 1.32% 1.23% 0.93% All US Banks⁽²⁾ 2.38% 4.77% 4.68% 4.13% 3.56% 2.89% 2.28% 1.82% 1.64% 1.58% 1.49% 1.43% 0.97% 2017 Non-Performing Assets 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q1 Q2 Q3 Q4 SFNC 0.64% 1.12% 1.71% 1.52% 1.61% 1.91% 1.30% 0.89% 0.93% 1.05% 1.02% 1.01% 0.57% All US Banks⁽²⁾ 1.34% 2.38% 2.37% 2.04% 1.73% 1.40% 1.10% 0.92% 0.83% 0.79% 0.75% 0.72% 0.71% 2017 Net Charge-Offs 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q1 Q2 Q3 Q4 SFNC 0.43% 0.59% 0.71% 0.49% 0.40% 0.27% 0.30% 0.24% 0.40% 0.18% 0.21% 0.25% 0.35% SFNC⁽³⁾ 0.30% 0.38% 0.52% 0.30% 0.26% 0.15% 0.20% 0.16% 0.35% 0.11% 0.15% 0.20% 0.31% All US Banks⁽²⁾ 1.70% 2.91% 2.95% 1.81% 1.26% 0.77% 0.54% 0.47% 0.48% 0.51% 0.48% 0.47% 0.47%

Asset Quality & Legacy vs. Acquired 24 Asset Quality & Credit $ in millions Legacy Acquired Total Total Loans 5,706$ 5,074 10,780$ Classified Loans 82.2$ 93.4 175.6$ % of Total Loans 1.44% 1.84% 1.63% NPLs 46.2$ 45.9 92.0$ % of Total Loans 0.81% 0.90% 0.85% $ in millions Dec 31, '17 Total Assets 15,056$ Total Loans 10,780 Classified Loans 175.6$ % Total Loans 1.63% NPLs 92.0$ % Total Loans 0.85% OREO 32.1$ NPAs 112.7$ % Total Assets 0.75%

25 Credit Quality: Loan & Credit Coverage Upon acquisition of a portfolio, all loans are considered acquired and have a credit mark (loan discount) in place to cover potential exposure . When an acquired, non - impaired loan is renewed or otherwise is re - underwritten for a formal modification or change in terms, the loan is then considered as a legacy credit (migrated loan) and is expected to conform to current policy guidelines . Acquired, impaired loans remain in the acquired pools for the life of the loan regardless of renewal or modification status . Migrated loans that convert to the legacy portfolio are considered to be of acceptable risk to the bank and are subject to ALLL methodology . As with newly originated loans, acceptable credit risk loans require a lower ALLL allocation than those with a higher level of risk . Therefore, our ALLL to total loans ratio has declined, as the quality of loans subject to our ALLL methodology has improved . When acquired loan credit mark is included, our total coverage ratio remains over 1 . 20% . Acquired Loan Migration Actual $ in millions Dec 31, '17 Coverage Legacy Loan Portfolio 5,706$ Allowance for Loan Loss (41.7) 0.73% Loans acquired 5,074$ Loan discount / acquired ALLL (89.7) 1.77% Total Loans, before discounts 10,780$ Total allowance for loan loss and loan discount (131.4) 1.22%

OREO / Continuing Impact of Acquired OREO 26 Asset Quality & Credit ▪ For acquired banks, totals represent: – Properties held in OREO at merger date, which represent former loan collateral – Properties which were collateral for problem loans marked as impaired by SFNC at merger date – Former bank branches which were closed at or before merger date – Unused branch sites held by bank at merger date ▪ Only 19.6% of total OREO ($6.3 million of $32.1 million) originated from SFNC’s legacy and post - acquisition lending activities % of $ in millions Dec 31, '17 Total Problem Loan Collateral, Acquired 16.0$ Closed Branches, Acquired 5.0 Foreclosed Assets, Acquired 21.0 65.5% Problem Loan Collateral, Legacy 6.3 Closed Branches, Legacy 4.8 Foreclosed Assets, Legacy 11.1 34.5% Total Foreclosed Assets 32.1$ 100.0%

$ in millions 27 Projected Purchase Accounting Accretion & Loan Discount HISTORICAL LOAN DISCOUNT BALANCE & ACCRETION INCOME 2018 ESTIMATED SCHEDULED ACCRETION $112.0 $114.1 $77.2 $55.7 $35.5 $89.3 $17.3 $39.6 $37.5 $46.1 $24.3 $27.8 $- $10.0 $20.0 $30.0 $40.0 $50.0 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2012 2013 2014 2015 2016 2017 Loan Discount Balance Accretion Income $8.5 $6.4 $5.4 $4.7 Q1 Q2 Q4 Q3 FY18 $25.0

(75.0%) (50.0%) (25.0%) 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 225.0% Dividend + Stock Appreciation (12/31/07 – 03/13/18) Note: Stock Price $30.60 as of March 13, 2018. Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on February 8, 2018. Source: S&P Global Market Intelligence 28 Long - term Shareholder Return SFNC 197.9% SNL Mid Cap Bank 23.5%

▪ “Table Stakes” – Asset Quality – Regulatory Compliance ▪ Multiple paths to potential above - average earnings growth – M&A accretion, cost savings and revenue enhancements – Continued efficiency initiatives – Organic legacy loan growth ▪ Experienced and deep management ▪ Exceptional balance sheet ▪ Consistent historical earnings performance ▪ Attractive dividend yield and total shareholder return 29 Why Simmons First? Committed to delivering a sophisticated and diverse range of products with the service level of a community bank

Appendix 30

New Subordinated Debt Analysis (1) Source: Bloomberg. Current interest rate for the revolving line of credit derived using 1 - month LIBOR rate of 1.79%. Current int erest rate for all TruPS derived using 3 - month LIBOR rate of 2.15%. Published on March 15, 2018. Proposed Offering 31 $ in millions Current Outstanding Pro Forma Expected Instrument Maturity Terms Interest Rate⁽¹⁾ Dec 31, '17 Amount Pay-off Date Notes Payable 10/15/20 Fixed 3.85% 43.4$ 3/31/18 Revolving LOC 10/5/18 Variable 3.29% 75.0 3/31/18 Subordinated Debt 9/30/23 Variable 6.00% 18.4 9/30/18 TruPS 3MO LIBOR + 2.80% 12/30/33 Variable 4.95% 20.6 6/30/18 TruPS 3MO LIBOR + 2.88% 12/5/33 Variable 5.03% 5.2 6/30/18 TruPS 3MO LIBOR + 2.00% 10/18/34 Variable 4.15% 5.1 7/18/18 TruPS 3MO LIBOR + 3.10% 6/26/33 Variable 5.25% 20.6 6/26/18 TruPS 3MO LIBOR + 2.85% 10/7/33 Variable 5.00% 25.8 7/7/18 TruPS 3MO LIBOR + 2.00% 9/15/37 Variable 4.15% 8.2 6/15/18 Holding Co. Debt (anticipated to be paid-off) 222.3$ TruPS 3MO LIBOR + 1.57% 6/6/37 Variable 3.72% 10.3$ 10.3$ TruPS 3MO LIBOR + 1.75% 6/30/35 Variable 3.90% 9.3 9.3 TruPS 3MO LIBOR + 1.37% 9/15/37 Variable 3.52% 10.3 10.3 TruPS 3MO LIBOR + 1.45% 12/15/35 Variable 3.60% 6.7 6.7 New Sub Debt Offering Mar 2028 5 Fixed / 5 Var. NA NA 300.0 Total Holding Company Debt 258.9$ 336.6$ Incremental Holding Co. Debt (available for general corporate purposes) 77.7$

$ in millions (1) The Company does not currently plan to downstream any amount of the subordinated debt to its subsidiaries, thus not affecting th e double leverage ratio. Note: Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core NIM exclude s interest purchase accounting interest accretion. Core results are non - GAAP measurements. See Appendix for non - GAAP reconciliations. Double Leverage Ratio & Interest Coverage 32 Double Leverage Ratio⁽¹⁾ Q1-17 Q2-17 Q3-17 Q4-17 Equity Investment in Subsidiaries 1,167$ 1,253$ 1,270$ 2,300$ Consolidated Equity 1,171 1,234 1,257 2,085 Double Leverage Ratio 99.7% 101.5% 101.0% 110.3% Pro Forma Debt Service Coverage Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q4-17 Total Deposit Interest 4.1$ 4.2$ 4.8$ 6.0$ 12.7$ 12.7$ Other Borrowing Interest 1.7 1.8 2.3 2.6 5.6 6.6 Total Interest Expense 5.7 6.0 7.1 8.7 18.3 19.3 Amortization of HoldCo Note 1.1 1.1 1.1 1.1 1.2 - Total Debt Service 6.8 7.2 8.2 9.8 19.5 19.3 Pre-Tax Income (GAAP) 39.4$ 31.8$ 34.1$ 43.5$ 45.5$ 44.4$ Debt Service Coverage (including deposit expense) 6.59 x 5.29 x 5.01 x 5.34 x 3.27 x 3.30 x Debt Service Coverage (excluding deposit expense) 14.74 x 11.37 x 10.68 x 12.31 x 7.51 x 7.70 x Pre-Tax Income (Core) 42.3$ 32.5$ 40.2$ 41.0$ 64.6$ 63.6$ Debt Service Coverage (including deposit expense) 7.02 x 5.38 x 5.75 x 5.08 x 4.25 x 4.29 x Debt Service Coverage (excluding deposit expense) 15.79 x 11.60 x 12.46 x 11.64 x 10.33 x 10.58 x

Note: Per share information has been prospectively adjusted to reflect the effects of the Company’s two - for - one stock split, wh ich will be payable February 8, 2018. Note: Core excludes non - core income and expense items (e.g. merger related cost and branch rightsizing cost). Core NIM exclude s interest purchase accounting interest accretion. Core results are non - GAAP measurements. See Appendix for non - GAAP reconciliat ions. (1) Tax adjustment to revalue deferred tax assets and liabilities to account for future impact for lower corporate tax rates resu lti ng from the “Tax Cuts and Jobs Act,” signed into law December 22, 2017. (2) Efficiency ratio is non - interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non - interest revenues, excluding gains and losses from securities transactions a nd non - core items. See Appendix for non - GAAP reconciliations. 33 Financial Highlights 2017 YTD Results 2016 2017 Change 2016 2017 Change $ in millions, except per share data Earnings Earnings $ % Diluted EPS Diluted EPS $ % GAAP Results 96.79$ 92.94$ (3.85)$ (4.0%) 1.56$ 1.33$ (0.23)$ (14.7%) Non-Core Items 4.62 14.64 10.02 216.9% 0.08 0.21 0.13 162.5% SAB 118 Adjustment⁽¹⁾ - 11.47 11.47 NA - 0.16 0.16 NA Non-GAAP Core Results 101.41$ 119.05$ 17.64$ 17.4% 1.64$ 1.70$ 0.06$ 3.7% ROA 1.25% 0.92% Core ROA 1.31% 1.18% ROTCE 13.92% 11.26% Core ROTCE 14.56% 14.28% Efficiency Ratio⁽²⁾ 56.32% 55.27% NIM 4.19% 4.07% Core NIM 3.83% 3.76% Q4-2017 QTD Results Q4-16 Q4-17 Change Q4-16 Q4-17 Change $ in millions, except per share data Earnings Earnings $ % Diluted EPS Diluted EPS $ % GAAP Results 26.97$ 18.90$ (8.07)$ (29.9%) 0.43$ 0.22$ (0.21)$ (49.4%) Non-Core Items 1.78 11.64 9.86 554.2% 0.03 0.13 0.10 333.3% SAB 118 Adjustment⁽¹⁾ - 11.47 11.47 NA - 0.13 0.13 NA Non-GAAP Core Results 28.75$ 42.02$ 13.27$ 46.1% 0.46$ 0.48$ 0.02$ 4.4% ROA 1.29% 0.54% Core ROA 1.38% 1.20% ROTCE 14.71% 7.53% Core ROTCE 15.65% 15.97% Efficiency Ratio⁽²⁾ 55.47% 51.36% NIM 4.12% 4.21% Core NIM 3.76% 3.70%

34 Non - GAAP Reconciliations Reconciliation Of Non-GAAP Financial Measures Q4 Q4 $ in thousands 2015 2016 2017 2016 2017 Calculation of Core Return on Average Assets Net income available to common stockholders 74,107$ 96,790$ 92,940$ 26,971$ 18,903$ Net non-core items, net of taxes, adjustment 15,515 4,619 26,109 1,780 23,115 Core earnings 89,622$ 101,409$ 119,049$ 28,751$ 42,018$ Average total assets 7,164,788$ 7,760,233$ 10,074,951$ 8,308,458$ 13,897,778$ Return on average assets 1.03% 1.25% 0.92% 1.29% 0.54% Core return on average assets 1.25% 1.31% 1.18% 1.38% 1.20% Calculation of Return on Tangible Common Equity Net income available to common stockholders 74,107$ 96,790$ 92,940$ 26,971$ 18,903$ Amortization of intangibles, net of taxes 2,972 3,611 4,659 932 1,725 Total income available to common stockholders 77,079$ 100,401$ 97,599$ 27,903$ 20,628$ Net non-core items, net of taxes 15,515 4,619 26,109 1,780 23,115 Core earnings 89,622 101,409 119,049 28,751 42,018 Amortization of intangibles, net of taxes 2,972 3,611 4,659 932 1,725 Total core income available to common stockholders 92,594$ 105,020$ 123,708$ 29,683$ 43,743$ Average common stockholders' equity 938,521$ 1,105,775$ 1,390,815$ 1,156,933$ 1,931,804$ Average intangible assets: Goodwill (281,133) (332,974) (455,453) (348,597) (731,661) Other intangibles (42,104) (51,710) (68,896) (53,646) (113,770) Total average intangibles (323,237) (384,684) (524,349) (402,243) (845,431) Average tangible common stockholders' equity 615,284$ 721,091$ 866,466$ 754,690$ 1,086,373$ Return on average common equity 7.90% 8.75% 6.68% 9.27% 3.88% Return on tangible common equity (non-GAAP) 12.53% 13.92% 11.26% 14.71% 7.53% Core return on average common equity (non-GAAP) 9.55% 9.17% 8.56% 9.89% 8.63% Core return on tangible common equity (non-GAAP) 15.05% 14.56% 14.28% 15.65% 15.97%

(1) Effective tax rate of 39.225%, adjusted for non - deductible merger related costs and deferred tax items from the sale of P&C insu rance lines of business. (2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax of 26.1 35% . 35 Non - GAAP Reconciliations Reconciliation of Non-GAAP Financial Measures Q4 Q4 $ in thousands 2013 2014 2015 2016 2017 2016 2017 Calculation of Core Earnings Net Income 23,231$ 35,688$ 74,107$ 96,790$ 92,940$ 26,971$ 18,903$ Non-core items Early termination agreements (temp) - - 2,209 - - - - Gain on sale of Merchant services - (1,000) - - - - - Gain on sale of banking operations - - (2,110) - - - - Gain from early retirement of TRUPS - - - (594) - - - Gain on sale of P&C insurance business - - - - (3,708) - - Loss on FDIC LS termination/Gain on FDIC-assisted transactions - - 7,476 - - - - Donation to Simmons Foundation - - - - 5,000 - 5,000 Merger related costs 6,376 7,470 13,760 4,835 21,923 2,846 14,044 Change-in-control payments - 885 - - - - - (Gain) loss on sale of securities 193 - - - - - - Branch right sizing 641 (3,059) 3,144 3,359 169 83 116 Charter consolidation costs - 652 - - - - - Tax Effect⁽¹⁾ (2,829) (1,929) (8,964) (2,981) (8,746) (1,149) (7,516) Net non-core items (before SAB 118 adjustment) 4,381 3,019 15,515 4,619 14,638 1,780 11,644 SAB 118 adjustment⁽²⁾ - - - - 11,471 - 11,471 Core earnings (non-GAAP) 27,612$ 38,707$ 89,622$ 101,409$ 119,049$ 28,751$ 42,018$

Note: Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on February 8, 2018. (1) Effective tax rate of 39.225%, adjusted for non - deductible merger related costs and deferred tax items from the sale of P&C insu rance lines of business. (2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax of 26.1 35% . 36 Non - GAAP Reconciliations Reconciliation of Non-GAAP Financial Measures Q4 Q4 $ per Share 2013 2014 2015 2016 2017 2016 2017 Calculation of Diluted Earnings per Share (EPS) Diluted earnings per share 0.71$ 1.05$ 1.31$ 1.56$ 1.33$ 0.43$ 0.22$ Non-core items Early termination agreements (temp) - - 0.04 - - - - Gain on sale of Merchant services - (0.03) - - - - - Gain on sale of banking operations - - (0.04) - - - - Gain from early retirement of TRUPS - - - (0.01) - - - Gain on sale of P&C insurance business - - - - (0.04) - - Loss on FDIC LS termination/Gain on FDIC-assisted transactions - - 0.14 - - - - Donation to Simmons Foundation - - - - 0.07 - 0.06 Merger related costs 0.19 0.22 0.25 0.08 0.31 0.05 0.16 Change-in-control payments - 0.03 - - - - - (Gain) loss on sale of securities 0.01 - - - - - - Branch right sizing 0.02 (0.08) 0.06 0.06 - - - Charter consolidation costs - 0.02 - - - - - Tax effect⁽¹⁾ (0.09) (0.07) (0.17) (0.05) (0.13) (0.02) (0.09) Net non-core items (before SAB 118 adjustment) 0.13 0.09 0.28 0.08 0.21 0.03 0.13 SAB 118 adjustment⁽²⁾ - - - - 0.16 - 0.13 Diluted core earnings per share (non-GAAP) 0.84$ 1.14$ 1.59$ 1.64$ 1.70$ 0.46$ 0.48$ Stock Price as of 12/31/2017 28.55$ Price / 2017 EPS 21.5 x Price / 2017 Core EPS 16.8 x

37 Non - GAAP Reconciliations Reconciliation of Non-GAAP Financial Measures Q4 Q1 Q2 Q3 Q4 $ in thousands 2016 2017 2017 2017 2017 Calculation of Pre-tax Income - Core Pre-tax Income 39,386$ 31,811$ 34,125$ 43,530$ 45,457$ Non-core items Gain on sale of P&C insurance business - - - (3,708) - Donation to Simmons Foundation - - - - 5,000 Merger related costs 2,846 524 6,603 752 14,044 Branch right sizing 83 154 (536) 435 116 Pre-tax Income - Core (non-GAAP) 42,315$ 32,489$ 40,192$ 41,009$ 64,617$

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of ne t i nterest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non - core items. 38 Non - GAAP Reconciliations Reconciliation Of Non-GAAP Financial Measures Q4 Q4 $ in thousands 2015 2016 2017 2016 2017 Calculation of Efficiency Ratio Non-interest expense 256,970$ 255,085$ 312,379$ 66,725$ 108,490$ Non-core non-interest expense adjustment (18,747) (8,435) (27,357) (2,995) (19,160) Other real estate and foreclosure expense adjustment (4,861) (4,389) (3,042) (669) (865) Amortization of intangibles adjustment (4,889) (5,942) (7,666) (1,533) (2,839) Efficiency ratio numerator 228,473$ 236,319$ 274,314$ 61,528$ 85,626$ Net-interest income 278,595$ 279,206$ 354,930$ 74,328$ 126,919$ Non-interest income 94,661 139,382 138,765 36,115 36,629 Non-core non-interest income adjustment 5,731 (835) (3,972) (66) - Fully tax-equivalent adjustment 8,517 7,722 7,723 1,994 1,925 (Gain) loss on sale of securities (307) (5,848) (1,059) (1,445) 1,243 Efficiency ratio denominator 387,197$ 419,627$ 496,387$ 110,926$ 166,716$ Efficiency ratio⁽¹⁾ 59.01% 56.32% 55.27% 55.47% 51.36%

Note: Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on February 8, 2018. 39 Non - GAAP Reconciliations Reconciliation Of Non-GAAP Financial Measures Q4 Q4 $ in thousands 2015 2016 2017 2016 2017 Calculation of Core Net Interest Margin Net interest income 278,595$ 279,206$ 354,930$ 74,328$ 126,919$ Fully tax-equivalent adjustment 8,517 7,722 7,723 1,994 1,925 Fully tax-equivalent net interest income 287,112 286,928 362,653 76,322 128,844 Total accretable yield (46,131) (24,257) (27,793) (6,552) (15,684) Core net interest income 240,981$ 262,671$ 334,860$ 69,770$ 113,160$ Average earning assets 6,305,966$ 6,855,322$ 8,908,418$ 7,373,236$ 12,145,003$ Net interest margin 4.55% 4.19% 4.07% 4.12% 4.21% Core net interest margin (non-GAAP) 3.82% 3.83% 3.76% 3.76% 3.70% Calculation of Tangible Book Value per Share Dec 31, '17 Total common stockholders' equity 2,084,564$ Total intangibles (948,722) Tangible common stockholders' equity 1,135,842$ Shares of common stock outstanding 92,029,118 Book value per common share 22.65$ Tangible book value per common share (non-GAAP) 12.34$ Stock Price as of 12/31/2017 28.55$ Price / Book Value per Share 126.0% Price / Tangible Book Value per Share 231.4%

40 Non - GAAP Reconciliations Reconciliation of Non-GAAP Financial Measures Q4 Q4 $ in thousands 2015 2016 2017 2016 2017 Calculation of Tangible Common Equity to Tangible Assets Ratio Total stockholders' equity 1,076,855$ 1,151,111$ 2,084,564$ 1,156,933$ 1,931,804$ Preferred stock (30,852) - - - - Total common stockholders' equity 1,046,003 1,151,111 2,084,564 1,156,933 1,931,804 Intangible assets: Goodwill (327,686) (348,505) (842,651) (348,597) (731,661) Other intangible assets (53,237) (52,959) (106,071) (53,646) (113,770) Total intangibles (380,923) (401,464) (948,722) (402,243) (845,431) Tangible common stockholders' equity 665,080$ 749,647$ 1,135,842$ 754,690 1,086,373 Total assets 7,559,658$ 8,400,056$ 15,055,806$ 8,308,458 13,897,778 Intangible assets: Goodwill (327,686) (348,505) (842,651) (348,597) (731,661) Other intangible assets (53,237) (52,959) (106,071) (53,646) (113,770) Total intangibles (380,923) (401,464) (948,722) (402,243) (845,431) Tangible assets 7,178,735$ 7,998,592$ 14,107,084$ 7,906,215$ 13,052,347$ Ratio of equity to assets 14.24% 13.70% 13.85% 13.92% 13.90% Ratio of tangible common equity to tangible assets 9.26% 9.37% 8.05% 9.55% 8.32%

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